EXHIBIT 23.3



        KPMG Audit Plc
        Canary Wharf (9th Floor)        Tel +44 (0) 20 7311 5968
        1 Canada Square                 Fax +44 (0) 20 7311 1488
        London E14 5AG                  DX 38050 Blackfriars
        United Kingdom



The Directors
Permanent Financing (No. 5) PLC                            Your ref
Blackwell House
Guildhall Yard                                             Our ref
London
EC2V 5AE                                                   Contact

30 June 2004

Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 5) PLC

We consent to the use in the Registration Statement of Permanent Financing (No.
5) PLC and Permanent Funding (No. 1) Limited on Form S-11, filed on 30 June 2004, of our report on Permanent Financing (No. 5) PLC dated 30 June 2004 and our report on Permanent Funding (No. 1) Limited dated 3 March 2004 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the preliminary prospectus dated 30 June 2004. Our report on Permanent Funding (No. 1) Limited refers to the restatement of certain US GAAP cash flow information for the period ended 31 December 2003.

We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.

Yours faithfully




KPMG Audit Plc


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
[[[[    KPMG Audit Plc, a company incorporated           Registered in England No 3110745
        under the UK Companies Acts, is a member         Registered office:
        of KPMG International,  a Swiss cooperative      8 Salisbury Square, London EC4Y 8BB

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